Exhibit 99.1

Press Release

Cornerstone Therapeutics Reports Second Quarter 2013

Financial Results

•	Record net revenue for the second consecutive quarter, up 88% compared to the second quarter of 2012

•	Earnings per share of $0.19 vs. loss per share of $(0.17) in second quarter of 2012

•	Gross margin of 75%, compared to 59% in second quarter of 2012

•	CUROSURF® (poractant alfa) quarterly revenue hits all time high

CARY, N.C., August 6, 2013 – Cornerstone Therapeutics Inc. (NASDAQ: CRTX), a specialty pharmaceutical company focused on commercializing products for the U.S. hospital and adjacent specialty markets, today announced results for the second quarter ended June 30, 2013.

Total net revenues were $40.4 million for the second quarter of 2013, compared to $21.5 million in the second quarter of 2012, an increase of 88%. CARDENE® I.V. (nicardipine hydrochloride) net sales were $14.2 million for the second quarter of 2013 compared to sales of $736,000 for the second quarter of 2012. The significant increase in sales is due primarily to the fact that sales for 2012 covered only the period after Cornerstone’s acquisition of the product rights for CARDENE I.V. on June 26, 2012, as part of its acquisition of EKR Therapeutics, Inc. CUROSURF® net product sales totaled a record $11.3 million during the second quarter of 2013, representing an increase of 21% compared to the second quarter of 2012. Net sales of the ZYFLO® (zileuton) family of products amounted to $14.8 million for the second quarter of 2013, an increase of 37% over the second quarter of 2012.

Net income for the second quarter of 2013 was $5.8 million, or $0.19 per diluted share, compared to a net loss of $4.4 million, or $(0.17) per diluted share, in the second quarter of 2012. On a non-GAAP basis, net income for the second quarter was $9.9 million, or $0.33 per diluted share, up from $2.8 million, or $0.11 per diluted share, in the second quarter of 2012.

Non-GAAP net income and net income per diluted share exclude stock-based compensation expense, amortization of product rights, transaction-related expenses, acquisition adjustments related to inventory sold, the change in acquisition-related contingent payments and the gain on the divestiture of certain product rights.

“This was an impressive quarter for Cornerstone as we achieved record top-line results along with significant bottom-line growth of more than 130% compared to the first quarter of this year,” said Craig A. Collard, Cornerstone’s Chief Executive Officer. “Each of our products had a strong quarter, with CUROSURF in particular posting its highest quarterly revenues ever. In July, we initiated sales and marketing efforts for PERTZYE® (pancrelipase), which we anticipate will be followed by the launch of BETHKIS® (Tobramycin Inhalation Solution) later this year. As we continue to expand both the use of our currently marketed drugs as well as our overall product portfolio, we believe that this positive trajectory will continue.”

A breakdown of net revenues by product for the three and six months ended June 30, 2013 (in thousands, except percentages) follows:

	Three Months Ended June 30,		Change		Six Months Ended June 30,		Change
	2013	2012	$	%	2013	2012	$	%
Net product sales
CARDENE I.V. product family	$14,219	$736	$13,483	1,832%	$28,058	$736	$27,322	3,712%
CUROSURF	11,258	9,269	1,989	21	20,778	16,882	3,896	23
ZYFLO product family	14,755	10,788	3,967	37	29,379	23,236	6,143	26
Other products	(4)	678	(682)	NM	(7)	2,774	(2,781)	NM

Total net product sales	40,228	21,471	18,757	87	78,208	43,628	34,580	79
Other revenues	178	—	178	NM	178	4	174	4,350

Net revenues	$40,406	$21,471	$18,935	88	$78,386	$43,632	$34,754	80

Gross margin (exclusive of license and royalty agreement revenues and amortization of product rights) for the second quarter of 2013 was 75%, up from 59% in the comparable quarter of 2012. This sharp increase was primarily due to the addition of CARDENE I.V., as well as growth in net product sales resulting from price increases and lower estimated rates for certain sales allowances.

Selling, general and administrative expenses were $13.8 million during the second quarter of 2013, a 55% increase over $8.9 million in the comparable quarter of 2012. This was driven by increases in compensation, travel and other related employee benefits due to the continued growth of the company’s products and related sales force. The increase is also due to greater advertising and promotional expenses related to CARDENE I.V., as well as support of the recent launch of PERTZYE and anticipated launch of BETHKIS.

As of June 30, 2013, Cornerstone had $55.5 million in cash and cash equivalents, a decrease of $0.7 million from December 31, 2012. The impact on cash was largely due to an upfront payment related to the license of PERTZYE of $10.0 million and contingent payments related to CARDENE of $2.6 million, offset by $12.1 million in cash generated by operating activities during the six months ending June 30, 2013.

Conference Call Information

Cornerstone Therapeutics will host a conference call today at 8:30 AM ET to discuss financial results for the three months ended June 30, 2013. To participate in the live conference call, please dial 888-539-3612 (U.S. callers) or 719-325-2484 (international callers), and provide passcode 6619268. A live webcast of the call will also be available through the Investor Relations section of the Company’s website. Please allow extra time prior to the webcast to register, download and install any necessary audio software.

The conference call and the webcast will be archived for 30 days. The telephone replay of the call will be available approximately two hours after completion of the call by dialing 888-203-1112 (U.S. callers) or 719-457-0820 (international callers), and providing passcode 6619268.

About Cornerstone Therapeutics

Cornerstone Therapeutics Inc. (NASDAQ: CRTX), headquartered in Cary, N.C., is a specialty pharmaceutical company focused on commercializing products for the hospital and adjacent specialty markets. Key elements of the Company’s strategy are to focus its commercial and development efforts in the hospital and adjacent specialty product sector within the U.S. pharmaceutical marketplace; continue to seek out opportunities to acquire companies, marketed or registration-stage products and late-stage development products that fit within the Company’s focus areas; and generate revenues by marketing approved generic products through the Company’s wholly-owned subsidiary, Aristos Pharmaceuticals, Inc. For more information, visit www.crtx.com.

Use of Non-GAAP Financial Measures

To supplement the consolidated financial statements presented in accordance with GAAP, the Company uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP operating income, non-GAAP net income and non-GAAP net income per diluted share. The Company’s management regularly uses supplemental non-GAAP financial measures to understand, manage and evaluate its business and make operating and compensation decisions. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods.

These non-GAAP measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from similarly titled non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. The additional non-GAAP financial information presented in this press release should be considered in conjunction with, and not as a substitute for, or superior to, the financial information presented in accordance with GAAP (such as operating income (loss), net income (loss) and earnings (loss) per share) and should not be considered measures of the Company’s liquidity. These non-GAAP measures should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures.

The non-GAAP financial measures reflect adjustments for stock-based compensation expense, amortization of product rights, transaction-related expenses, acquisition adjustments related to inventory sold, changes in acquisition-related contingent payments and the gain on the divestiture of certain product rights. Transaction-related expenses consist of (1) costs incurred to complete product or company acquisitions or other strategic transactions, including due diligence and legal, consulting and other related fees; (2) integration costs related to the Company’s completed transactions; and (3) transaction-related fees associated with transactions that are not consummated. The Company excludes these expenses from its non-GAAP measures because it believes that their exclusion provides an additional means to assess the extent to which the Company’s efforts and execution of its strategy are reflected in its operating results. In particular, stock-based compensation expense is excluded primarily because it is a non-cash expense that is determined based on subjective assumptions; amortization of product rights is excluded because it is not reflective of the cash-settled expenses incurred related to product sales; and the transaction-related expenses, acquisition adjustments related to inventory sold, changes in acquisition contingent payments and the Company’s gain on the divestiture of certain product rights are excluded because management believes they have no direct correlation to current operating results. Management believes that these non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, enhance investors’ and management’s overall understanding of the Company’s current financial performance and its prospects for the future.

The non-GAAP measures are subject to inherent limitations because (1) they do not reflect all of the expenses associated with the results of operations as determined in accordance with GAAP and (2) the exclusion of these expenses involves the exercise of judgment by management. Even though the Company has excluded stock-based compensation expense, amortization of product rights, transaction-related expenses, acquisition adjustments related to inventory sold, changes in acquisition-related contingent payments and the gain from the divestiture of product rights from the non-GAAP financial measures, stock-based compensation is an integral part of the Company’s compensation structure, the acquisition of additional companies and/or product rights and the divestiture of the Company’s anti-infective product rights are an important part of its business strategy and transaction-related expenses, whether or not the transaction is successfully closed, may be significant cash expenses.

Safe Harbor Statement

Statements in this press release regarding the progress and timing of our product development programs and related trials; our future opportunities; our strategy, future operations, anticipated financial position, future revenues and projected costs; our management’s prospects, plans and objectives; and any other statements about management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.

Any statements that are not statements of historical fact (including, without limitation, statements containing the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “should,” “target,” “will,” “would” and similar expressions) should also be considered to be forward-looking statements.

There are a number of important factors that could cause our actual results or events to differ materially from those indicated by such forward-looking statements, including risks relating to our “critical accounting estimates”; our ability to develop and maintain the necessary sales, marketing, supply chain, distribution and manufacturing capabilities to commercialize our products; patient, physician and third-party payer acceptance of our products as safe and effective therapeutic products; our heavy dependence on the commercial success of a relatively small number of currently marketed products; our ability to maintain regulatory approvals to market and sell our products; our ability to obtain U.S. Food and Drug Administration, or FDA, approval to manufacture, market and sell our products and product candidates, including RETAVASE® (Reteplase); our ability to successfully and effectively launch our Hydrocodone Polistirex and Chlorpheniramine Polistirex Extended Release Suspension product and BETHKIS; our ability to enter into additional strategic licensing, product acquisition, collaboration or co-promotion transactions on favorable terms, if at all; our ability to manage and control unknown liabilities in connection with any acquisitions; our ability to successfully manage growth or integrate acquired businesses and operations; our ability to maintain compliance with NASDAQ listing requirements; adverse side effects experienced by patients taking our products; difficulties relating to clinical trials, including difficulties or delays in the completion of patient enrollment, data collection or data analysis; the results of preclinical studies and clinical trials with respect to our product candidates and whether such results will be indicative of results obtained in later clinical trials; our ability to develop and commercialize our product candidates before our competitors develop and commercialize competing products; our ability to satisfy

FDA and other regulatory requirements; our substantial indebtedness and debt covenants; and our ability to obtain, maintain and enforce patent and other intellectual property protection for our products and product candidates and the other factors described in Item 1A (Risk Factors) of our Annual Report on Form 10-K filed with the SEC on March 14, 2013 and in our subsequent filings with the SEC. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements.

In addition, the statements in this press release reflect our expectations and beliefs only as of the date of this release. We anticipate that subsequent events and developments will cause our expectations and beliefs to change. However, while we may elect to update these forward-looking statements publicly at some point in the future, we specifically disclaim any obligation to do so, whether as a result of new information, future events or otherwise, except as may be required by law. Our forward-looking statements do not reflect the potential impact of any acquisitions, mergers, dispositions, business development transactions, joint ventures or investments that we may make or enter into. These forward-looking statements should not be relied upon as representing our views as of any date after the date of this release.

Trademarks

ZYFLO® is a registered trademark of Cornerstone Therapeutics Inc. CARDENE® I.V. and RETAVASE® are registered trademarks of EKR Therapeutics, LLC, Cornerstone Therapeutics’ wholly-owned subsidiary. CUROSURF® and BETHKIS® are owned by Chiesi Farmaceutici S.p.A. and licensed to Cornerstone Therapeutics for sales and marketing purposes in the United States. PERTZYE® is a registered trademark of Digestive Care, Inc. and licensed to Cornerstone Therapeutics for sales and marketing purposes in the United States.

CORNERSTONE THERAPEUTICS INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(UNAUDITED)

(In thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Net revenues	$40,406	$21,471	$78,386	$43,632
Costs and expenses:
Cost of product sales (exclusive of amortization of product rights)	10,105	8,901	22,262	17,587
Selling, general and administrative	13,800	8,890	26,917	19,812
Research and development	615	686	1,442	1,731
Amortization of product rights	4,300	3,189	8,455	8,490
Change in acquisition-related contingent payments	1,384	—	3,782	—
Transaction-related expenses	454	5,438	1,137	6,180
Other operating expenses, net	(988)	—	(988)	(1,492)

Total costs and expenses	29,670	27,104	63,007	52,308

Income (loss) from operations	10,736	(5,633)	15,379	(8,676)
Other expenses, net:
Interest expense, net	(1,661)	(113)	(3,324)	(115)
Other income, net	—	—	529	—

Total other expenses	(1,661)	(113)	(2,795)	(115)

Income (loss) before income taxes	9,075	(5,746)	12,584	(8,791)
(Provision for) benefit from income taxes	(3,312)	1,393	(4,406)	2,613

Net income (loss)	$5,763	$(4,353)	$8,178	$(6,178)

Comprehensive income (loss)	$5,763	$(4,353)	$8,178	$(6,178)

Net income (loss) per share, basic	$0.22	$(0.17)	$0.31	$(0.24)

Net income (loss) per share, diluted	$0.19	$(0.17)	$0.28	$(0.24)

Weighted-average common shares, basic	26,459,463	26,058,941	26,412,014	25,937,656

Weighted-average common shares, diluted	31,354,267	26,058,941	31,163,691	25,937,656

CORNERSTONE THERAPEUTICS INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	June 30, 2013 (Unaudited)	December 31, 2012
Assets
Current assets:
Cash and cash equivalents	$55,533	$56,250
Accounts receivable, net	21,912	14,368
Inventories, net	13,941	11,384
Prepaid expenses	4,434	3,343
Income tax receivable	—	4,094
Deferred tax asset	3,330	1,614
Acquisition-related current assets	6,759	11,134
Other current assets	193	379

Total current assets	106,102	102,566

Property and equipment, net	1,636	1,310
Product rights, net	233,656	232,111
Goodwill	33,151	33,356
Other assets	32	32

Total assets	$374,577	$369,375

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$6,247	$12,439
Accrued expenses	39,861	37,379
Acquisition-related contingent payments	8,035	6,846
Acquisition-related current liabilities	6,697	9,636
Other current liabilities	1,358	525

Total current liabilities	62,198	66,825

Acquisition-related contingent payments, less current portion	26,378	26,362
Long-term debt	89,592	89,540
Deferred tax liability	15,667	15,683
Other long-term liabilities	4,438	4,792

Total liabilities	198,273	203,202

Stockholders’ equity
Preferred stock - $0.001 par value, 5,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock - $0.001 par value, 90,000,000 shares authorized; 26,497,738 and 26,348,470 shares issued and outstanding as of June 30, 2013 and December 31, 2012, respectively	26	26
Additional paid-in capital	169,414	167,461
Retained earnings (accumulated deficit)	6,864	(1,314)

Total stockholders’ equity	176,304	166,173

Total liabilities and stockholders’ equity	$374,577	$369,375

CORNERSTONE THERAPEUTICS INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(In thousands)

	Six Months Ended June 30,
	2013	2012
Cash flows from operating activities
Net income (loss)	$8,178	$(6,178)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Amortization and depreciation	8,826	8,788
Amortization of debt costs	52	—
Provision for prompt payment discounts	2,254	1,257
Provision for other receivables	52	—
Provision for inventory allowances	1,292	261
Acquisition accounting adjustment on inventory sold	75	159
Gain on sale of product rights	—	(1,492)
Change in acquisition-related contingent payments	3,782	—
Stock-based compensation	1,390	1,343
Deferred revenue	—	(1,047)
Deferred income taxes	2,026	(1,943)
Changes in operating assets and liabilities:
Accounts receivable	(9,752)	(1,205)
Inventories	(3,924)	(1,080)
Prepaid expenses and other assets	(1,213)	6,995
Accounts payable, accrued expenses, and other liabilities	(3,826)	(7,922)
Acquisition-related current assets and liabilities	1,571	—
Income taxes receivable	1,324	209

Net cash provided by (used in) operating activities	12,107	(1,855)

Cash flows from investing activities
Acquisition of businesses, net of cash acquired	13	(126,920)
Purchase of product rights	(10,000)	—
Purchase of property and equipment	(697)	(99)
Proceeds from sale of product rights	—	3,000

Net cash used in investing activities	(10,684)	(124,019)

Cash flows from financing activities
Proceeds from term loans	—	90,000
Proceeds of debt financing costs	—	(511)
Proceeds from exercise of common stock options	567	818
Excess tax benefit from stock-based compensation	3	256
Payments related to net settlement of restricted stock	(7)	(79)
Acquisition-related contingent payments	(2,644)	—
Principal payments on capital lease obligation	(59)	(20)

Net cash (used in) provided by financing activities	(2,140)	90,464

Net decrease in cash and cash equivalents	(717)	(35,410)
Cash and cash equivalents as of beginning of period	56,250	73,968

Cash and cash equivalents as of end of period	$55,533	$38,558

CORNERSTONE THERAPEUTICS INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

The following tables reconcile our non-GAAP measures to the most directly comparable GAAP financial measures (in thousands, except share and per share amounts):

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2013	2012	2013	2012
GAAP income (loss) from operations	$10,736	$(5,633)	$15,379	$(8,676)
Add: stock-based compensation	722	668	1,390	1,343
Add: amortization of product rights	4,300	3,189	8,455	8,490
Add: transaction-related expenses	454	5,438	1,137	6,180
Add: acquisition adjustments related to inventory sold	46	159	75	159
Less: change in acquisition-related contingent payments	1,384	—	3,782	—
Less: gain on divestiture of product rights	—	—	—	(1,492)

Non-GAAP income from operations	$17,642	$3,821	$30,218	$6,004

GAAP net income (loss)	$5,763	$(4,353)	$8,178	$(6,178)
Add: stock-based compensation	722	668	1,390	1,343
Add: amortization of product rights	4,300	3,189	8,455	8,490
Add: transaction-related expenses	454	5,438	1,137	6,180
Add: acquisition adjustments related to inventory sold	46	159	75	159
Less: change in acquisition-related contingent payments	1,384	—	3,782	—
Less: gain on divestiture of product rights	—	—	—	(1,492)
Less: tax effects related to above items[1]	(2,745)	(2,292)	(5,987)	(4,363)

Non-GAAP net income	$9,924	$2,809	$17,030	$4,139

GAAP net income (loss) per share, diluted	$0.19	$(0.17)	$0.28	$(0.24)

Non-GAAP net income per share, diluted[2]	$0.33	$0.11	$0.57	$0.16

Shares used in diluted net income (loss) per share calculation:
GAAP net income (loss)	31,354,267	26,058,941	31,163,691	25,937,656

Non-GAAP net income	31,354,267	26,693,195	31,163,691	26,492,610

[1]

Income taxes typically represent a complex element of our consolidated statement of comprehensive income (loss) and effective tax rates can vary widely between different periods. As such, for the three and six months ended June 30, 2013, we calculated non-GAAP net income by applying our statutory tax rate of 37.9% to non-GAAP income before taxes of $16.0 million and $27.4 million, respectively. The tax effects for the three and six months ended June 30, 2013 represent the difference between our GAAP tax provision of $3.3 million and $4.4 million, respectively, and our calculated non-GAAP tax expense of $6.1 million and $10.4 million, respectively. Tax effects for the three and six months ended June 30, 2012 were calculated using the effective tax rates of (24.2)% and (29.7)%, respectively.

[2]

The convertible term loan was determined to be dilutive to non-GAAP net income per share, diluted for the three and six months ended June 30, 2013. As such, for the three and six months ended June 30, 2013, non-GAAP net income was adjusted for $311,000 and $619,000, respectively, of interest expense related to the convertible term loan, net of tax effects. Non-GAAP net income adjusted for the related interest expense, net of tax effects, was divided by the sum of the weighted-average number of common shares and dilutive common share equivalents outstanding during the period, as adjusted for the impact of the shares related to the convertible debt of approximately 4.2 million shares for both the three and six months ended June 30, 2013.

Contacts

Investor Relations Contact:

Josh Franklin, Vice President, Strategy and Business Development, +1-919-678-6520,

josh.franklin@crtx.com

Media Relations Contact:

Fleishman-Hillard, Andrea Moody, +1-919-457-0743, andrea.moody@fleishman.com

G-Q313-01